                                                                       EXHIBIT 5
                                  GARY M. SMITH
                                 Attorney at Law
                         Watterson City West, Suite 1020
                                  P.O. Box 5249
                              Louisville, KY 40205
                            Telephone: (502) 454-4850
                            Facsimile: (502) 454-3209

                                  March 6, 2002

Daugherty Resources, Inc.
120 Prosperous Place
Suite 201
Lexington, KY  40509

                           Re: Form S-8 Registration Statement; Commission File No. 0-12185

Gentlemen:

         I have acted as counsel for Daugherty Resources, Inc. (the "Company") in connection with the registration by the Company of 386,785 shares of its common stock, without par value per share (the "Securities"), as contemplated by the Company's Registration Statement on Form S-8 filed on the date hereof with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended.

         In connection therewith, I have examined, among other things, the Memorandum and Articles of Association, as amended, of the Company, the corporate proceedings of the Company with respect to the issuance and registration of the Securities, the Registration Statement, certificates of public officials, statutes and other instruments and documents, as a basis for the opinions expressed herein.

         Based upon and subject to the foregoing, and upon such other matters as I have determined to be relevant, I am of the opinion that:

         1. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the Province of British Columbia.

         2. All of the Securities, upon issuance and delivery thereof, will be validly issued, fully paid and nonassessable.

         I hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement.

                                              Very truly yours,

                                              /s/ Gary M. Smith
                                              -----------------
                                              Gary M. Smith

                            DAUGHERTY RESOURCES, INC.
                DOCUMENTS CONSTITUTING A SECTION 10(a) PROSPECTUS
                  PURSUANT TO A FORM S-8 REGISTRATION STATEMENT

             THIS DOCUMENT CONSTITUTES PART OF A PROSPECTUS COVERING
                   SECURITIES THAT HAVE BEEN REGISTERED UNDER
                           THE SECURITIES ACT OF 1933

         In connection with the Registration Statement on Form S-8 (the "Registration Statement") filed by Daugherty Resources, Inc. (the "Company") with the Securities and Exchange Commission, the following shall constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933:

         1.       General Plan Information.
                  ------------------------

                  (a) The Following letter agreements (the "Letter Agreements") between the Company and Gary M. Smith, Esq., Everett G. Titus III and William P. Farrand (the "Participants") with respect to the payment of fees and expenses and the shares of the Company's common stock, without par value per share (the "Securities"), and the price per share at which the Securities are to be issued to the Participant in payment of his fees and expenses is more fully described in Exhibit "A" attached hereto and incorporated herein by reference for all purposes:

    Name                    Fees and Expenses        Price per Share          Number of Shares
    ----                    -----------------        ---------------          ----------------

Everitt G. Titus              $  74,913.75                  $0.75                  99,885

William P. Farrand            $  56,184.75                  $0.75                  74,913

Daryl Greattinger             $   4,684.00                  $0.63                   7,435

Gary M. Smith                 $  19,247.76                  $0.63                  30,552
                              ------------                                         ------

Total                          $155,030.26                                        212,785


                  (b) In addition to the Plan Participant described in Paragraph 1(a) above, various officers, directors and employees of the Company are also Plan Participants. Pursuant to resolutions passed by the Board of Directors of the Company, these persons have been granted bonuses to be payable in Securities of the Company, at a price per share equal to $0.63, in the following amounts:

                               Name of the Employee       Number of Shares
                               --------------------       ----------------
                               William S. Daugherty            20,000
                               D. Michael Wallen               20,000
                               William G. Barr III             75,000
                               Charles L. Cotterell             3,000

                               James K. Klyman                  3,000
                               Clarence R. Smith                7,500
                               Kathy Carmical                   4,000
                               Joseph M. Wallen                 4,000
                               Ellouise Gibson                  3,000
                               Ronnie H. Meeks                  7,500
                               Jerry S. Higgins                 1,500
                               Donald L. Brown                  5,000
                               Timothy B. Smith                 4,500
                               Charles Cash                     4,000
                               Garrett Killion                  3,000
                               Rickey Smith                     2,500
                               Johnny Jones                     3,000
                               Albert Jones                     1,000
                               Sharon Gooding                   2,500
                                                            ---------
                               Total                          174,000

                  (c) The Letter Agreement and the minutes containing the resolutions of the Board of Directors of the Company granting the bonuses to the employees described herein constitute and employee benefit plan as described in Rule 405 promulgated under the Securities Act of 1933 (the "Plan"). The Securities will be offered pursuant to the Plan.

                  (d) The general nature and purpose of the Plan is to allow for the payment of fees and bonuses due and owing by the Company to the Participants in the form of the Company's registered Securities. The Plan will terminate as soon after May 31, 2002 as the Securities called for in the Plan have been issued to the Participants, which date will not exceed May 31, 2002. It is not contemplated that the Plan will be subject to modification or extension.

                  (e) The Plan does not have any administrators. However, the participants may contact the Company at the address or telephone number described in Paragraph 11 below to obtain additional information about the Plan.

                  (f) The Plan is not subject to the Employee Retirement Income Security Act of 1974. All of the Participants are employees, consultants or advisors who have provided bona fide services to the Company, none of such services being in connection with the offer or sale of Securities of the Company in a capital-raising transaction.

         2. SECURITIES TO BE OFFERED. The Securities to be offered pursuant to the Plan are shares of the Company's common stock, without par value per share. The common stock of the Company has been registered under Section 12 of the Securities Exchange Act of 1934.

         3. EMPLOYEES WHO MAY PARTICIPATE IN THE PLAN. Only the Participants described above may participate.

         4. PURCHASE OF SECURITIES PURSUANT TO THE PLAN AND PAYMENT FOR SECURITIES OFFERED.

                  (a) Each Participant may participate in the Plan only for so long as it takes to file the Registration Statement and issue the Securities to the Participants as called for herein. Thereafter, no Participant shall have any further interest in the Plan. The only Securities to be purchased by a Participant are described herein or in a Participant's particular Letter Agreement. The purchase price per share of the Company's Securities for each of the Participants is as set forth above.

                  (b) Payment for the Securities to be purchased by any of the Participants pursuant to the Plan will be the extinguishments of any further liability by the Company to any such Participant with respect to the obligations described herein.

                  (c) There will be no reports delivered to the Participants as to the amounts and status of their accounts.

                  (d) The Securities will be issued to the Participants, who may sell the Securities in the open market. The Company will receive no fees or other compensation for the Securities other than the extinguishments of the debts to the Participants as described herein.

         5. RESALE RESTRICTIONS. There will be no restrictions on the resale of the Securities by the Participants.

         6. TAX EFFECTS OF PLAN PARTICIPATION. The receipt of the Securities by the Participants will be the receipt of ordinary income since the Securities will have been received by the Participants in exchange for services. Consequently, the Participants will be taxed currently for the value of the Securities pursuant to Section 61 of the Internal Revenue Code of 1986, as amended.

         7. INVESTMENT OF FUNDS. There is no provision under the Plan whereby the Participants may direct the investment of all or any part of the assets in the Plan.

         8. WITHDRAWAL FROM THE PLAN; ASSIGNMENT OF INTEREST: No Participant will be able to withdraw from, terminate, or assign its interest in the Plan.

         9. FORFEITURES AND PENALTIES: There is no event, which could, under the Plan result in forfeiture by, or a penalty held under the Plan.

         10. CHANGES AND DEDUCTIONS, AND LIENS THEREFORE. There are no changes and deductions that may be made against the Participants, the Securities, or assets of the Plan, or the creation of any lien on any funds, securities, or other property held under the Plan.

         11. INFORMATION CONTAINED IN THE REGISTRATION STATEMENT. The Company shall furnish to the Participants, without charge, upon written or oral request, the documents incorporated by reference in Item 3 of Part II of the Registration Statement, all of such documents being incorporated by reference in this Section 10(a) Prospectus. The Company shall also furnish to the Participants, without charge, upon written or oral request, any other documents required to be delivered to employees of the Company pursuant to Rule 428(b) promulgated under the Securities Act of 1933. Any such request should be directed to the Company at 120 Prosperous Place, Suite 201, Lexington, Kentucky 40509, telephone (859) 263-3948, and telecopier (859) 263-4228.

         12. INFORMATION CURRENTLY FURNISHED. Each Participant has been furnished with a copy of the Company's Form 10-KSB for the fiscal year ended December 31, 2000 and of Form 10-QSB for the quarter ending September 30, 2001.

         13. INFORMATION TO BE FURNISHED IN THE FUTURE. The Company shall deliver to each Participant copies of all reports, proxy statements and other communications distributed to its security-holders generally, and such material shall be sent or delivered no later than the time that it is sent to security-holders of the Company.

         Attachments:

         Exhibit  "A-1, A-2, A-3 and A-4"- The Letter Agreements

                                                                     EXHIBIT A-1



                                  GARY M. SMITH
                                 Attorney At Law
                         Watterson City West, Suite 1020
                                1941 Bishop Lane
                                  P.O. Box 5249
                              Louisville, KY 40205
                            Telephone: (502) 454-4850
                            Facsimile: (502) 454-3209

                                February 26, 2002

Mr. William S. Daugherty
Daugherty Resources, Inc.
120 Prosperous Place, Suite 201
Lexington, Kentucky 40509

Re:  Invoices of Gary M. Smith and Form S-8

Dear Bill:

As discussed, I agree to take shares of common stock of Daugherty Resources, Inc. in payment of fees and expenses due and owing to me for certain professional services rendered through December 31, 2001, in the amount of $19,247.76 and which will be registered pursuant to a Form S-8 Registration Statement. It is understood that the stock I will receive will be valued at $0.63 per share and, as a result, I will receive 30,552 shares. It is further understood that the Form S-8 Registration Statement will be filed immediately and that my shares will be issued upon the effectiveness of the Registration Statement, and all other applicable laws and regulations.


Very truly yours,



/s/Gary M. Smith
----------------
Gary M. Smith
Attorney at Law

                                                                     EXHIBIT A-2


                               Everett G Titus 111
                                 32 Hogback Road
                           Pittstown New Jersey 08867


February 25, 2002

Mr. William S. Daugherty
President
Daugherty Resources, Inc.
120 Prosperous Place
Suite 201
Lexington, Kentucky 40509

Re:      Invoice of Everett Titus and Form S-8

Dear Bill:

As discussed, I agree to take shares of common stock of Daugherty Resources, Inc. in payment of fees and expenses due and owing me for certain consulting services rendered through February 25 2002 in the total amount of $74,913.75 and which will be registered pursuant to a Form S-S Registration Statement It is understood that the shares of stock I receive will be valued at $0.75 per share. As a result, I will receive a total of 99,885 shares of common sock It is further understood that the Form S4 Registration Statement will be tiled immediately and that my shares will be issued upon the effectiveness of the Registration Statement; and other applicable laws and regulations.

Very truly yours,

/s/ Everett G. Titus III
------------------------
Everett G. Titus III

                                                                     EXHIBIT A-3



WILLIAM P FARRAND

February 27, 2002

Mr. William S. Daugherty
Daugherty Resources, Inc.
120 Prosperous Place
Suite 201
Lexington, Kentucky 40509

SUBJECT: INVOICES OF WILLIAM P. FARRAND & FORM S-8

Dear Mr. Daugherty:

As discussed, I agree to take shares of common stock of Daugherty Resources, inc in payment of fees and expenses due and owing to me for professional services rendered through February 25, 2002. The total amount due is $56,184.75. The shares will be issued pursuant to a Form S-8 Registration Statement. I will receive 74,913 shares of stock valued at $0.75 each. It is understood that the form S-S Registration Statement will be filed and that my shares will be issued upon the effectiveness of the Registration Statement and other applicable laws and regulations.

Sincerely,

/s/ William P. Farrand
----------------------
William P. Farrand

                                                                     EXHIBIT A-4


                                DARYL GREATTINGER
                               1994 N. Main Street
                              Monticello, KY 42633

March 5, 2002

Mr. William S. Daugherty
Daugherty Petroleum, Inc.
120 Prosperous Place, Suite 201
Lexington, KY 40509

Re:      Invoices of Daryl Greattinger and Form S-8 Registration Statement

Dear Bill:

         As discussed, I agree to take shares of common stock in Daugherty Resources, Inc. in payment of all my fees and expenses due and owing to me for professional services rendered through February 28, 2002, in the total amount of $4,684.00 and which will be registered pursuant to a Form S-8 Registration Statement. It is understood that the stock I will receive will be valued at $0.63 per share and, as a result, I will receive 7,435 shares. It is further understood that the Form S-8 Registration Statement will be filed immediately and that my shares of my stock will be issued immediately upon the effectiveness of the Registration Statement, and all applicable laws and regulations.

                                                      Sincerely,



                                                      /s/ Daryl Greattinger
                                                      ---------------------
                                                      Daryl Greattinger